Exhibit 10.48

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (hereinafter referred to as the “Amendment”) is entered into by and between CLS Nevada, Inc., a Nevada corporation (hereinafter referred to as the “Company”), and Don Decatur (hereinafter referred to as “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement effective July 1, 2018, the initial term of which expires on June 30, 2019 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to extend the term of the Agreement for two years instead of relying on the automatic one-year renewal provision in the Agreement.

NOW THEREFOR, the Company and Executive hereby amend the Agreement as follows:

1.     Term of Employment. The Agreement shall be extended for two (2) years commencing on July 1, 2019 and ending on June 30, 2021. Upon expiration of the term, the Agreement shall automatically renew for successive terms of one (1) year, unless, without limiting the application of Sections 5, 6 and 7 of the Agreement, either party, at least sixty (60) days prior to such renewal, gives the other party written notice of intent not to renew.

2.     Ratification. Except as specifically amended hereby, all terms of the Agreement, including Exhibit A thereto, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on May 14, 2019.

CLS NEVADA, INC.	EXECUTIVE

By: /s/ Jeffrey Binder	/s/ Don Decatur
Jeffrey Binder, Chairman	Don Decatur